Exhibit 99.1

Vanda Pharmaceuticals Reports First Quarter 2006 Financial Results
Company Completes Initial Public Offering;
Company’s Phase III Trial for Iloperidone Ahead of Schedule;
Company Begins Phase III Trial for VEC-162

          ROCKVILLE, Md., May 18 /PRNewswire-FirstCall/ -- Vanda Pharmaceuticals Inc. (Nasdaq: VNDA), a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders, today announced financial and operational results for the first quarter ended March 31, 2006.

          Vanda reported research and development (R&D) expenses in the first quarter of $15.5 million, compared to fourth quarter 2005 R&D expenses of $5.2 million and first quarter 2005 R&D expenses of $3.9 million.  Total expenses for the first quarter of 2006 were $18.4 million, compared to $7.2 million in the fourth quarter of 2005 and $5.9 million in the first quarter of 2005.  The increase in expenses is primarily attributable to the combined costs of administering the Company’s current Phase III trial for its product candidate iloperidone and commencing the Company’s current Phase III trial for its product candidate VEC-162.

          Net loss applicable to common stockholders was $18.1 million for the first quarter of 2006, compared to a net loss of $21.9 million (including $15.0 million from the non-cash deemed dividend to preferred stockholders that resulted from the beneficial conversion feature) in the fourth quarter of 2005 and a net loss of $5.9 million in the first quarter of 2005.

          As of March 31, 2006, Vanda’s cash, cash equivalents, and short-term investments totaled over $20 million.  In April 2006, Vanda completed its initial public offering (IPO) of 5.75 million shares of common stock at $10.00 per share and announced that its underwriters exercised an over-allotment option to purchase an additional 214,188 shares of its common stock in connection with the IPO.  Including the over-allotment shares, the offering resulted in net proceeds to the Company of approximately $53.1 million (after deducting underwriting discounts and commissions, as well as estimated offering expenses).  As of April 30, 2006, the Company had a total of approximately 21.9 million shares of common stock outstanding, and cash, cash equivalents and short-term investments of approximately $69 million.

          “We are pleased to have completed our IPO in today’s challenging investment climate.  The proceeds from our IPO will allow us to complete our ongoing Phase III clinical trials and allow us to continue additional research and clinical development activities,” stated Mihael Polymeropoulos, M.D., President and CEO of Vanda.

          OPERATIONAL HIGHLIGHTS

          Iloperidone Phase III Trial

          Vanda’s ongoing Phase III clinical trial to evaluate its product candidate iloperidone for the treatment of patients with schizophrenia is currently ahead of its enrollment target.  The trial is a randomized, double-blind, placebo- and active-controlled Phase III trial of approximately 600 patients. The Company expects the trial to be conducted at up to 37 investigator sites in the U.S. and up to 10 sites in India.

          The study began in November 2005, and reached an enrollment of 372 patients as of April 30, 2006.  Vanda expects to report top-line results in the first half of 2007.  If successful, Vanda expects to file a New Drug Application (NDA) with the Food and Drug Administration (FDA) for iloperidone by the end of 2007.

          VEC-162 Phase III Trial

          In February 2006, the Company initiated a Phase III clinical trial to evaluate the safety and efficacy of its product candidate VEC-162 for the treatment of insomnia.  The trial is a randomized, double-blind, placebo- controlled transient insomnia trial in which we expect to enroll approximately 400 healthy volunteers at up to 20 investigator sites in the U.S.  The trial will measure sleep efficiency and time to fall asleep, as well as next-day performance and mood.

          Enrollment for the trial is on schedule and Vanda expects to report the top-line results in the first half of 2007.  The Company will need to conduct additional Phase III trials to receive FDA approval of VEC-162 for the treatment of insomnia.

          FINANCIAL DETAILS

*

Operating Expenses.  First quarter research and development expenses, primarily consisting of salaries, stock-based compensation, and related expenses for personnel and capital resources used in the Company’s clinical trials and research initiatives, were $15.5 million, up from $5.2 million in the previous quarter and up from $3.9 million in the first quarter of 2005. The increase in R&D expenses in the first quarter of 2006 was primarily due to an increase in clinical trial expenses related to the Company’s two ongoing Phase III clinical trials.

General and administrative (G&A) expenses totaled $2.9 million in the first quarter of 2006, up from $2.0 million in the fourth quarter of 2005, and up from $2.1 million in the first quarter of 2005.  The increase in G&A expenses in the first quarter of 2006, relative to the fourth quarter of 2005, was primarily due to increased stock-based compensation charges (including charges resulting from new accounting rule SFAS 123(R), which went into effect as of January 1, 2006), insurance and facility expenses in the first quarter.

Stock-based compensation recorded in the first quarter of 2006 was $1.5 million for employees under SFAS 123(R).  Of the total $1.5 million, $0.1 million was recorded in R&D expenses and $1.4 million was recorded in G&A expenses.  In the fourth quarter of 2005 and the first quarter of 2005, total stock-based compensation was $1.1 million and $1.9 million, respectively.

*

Net loss applicable to common stockholders for the first quarter of 2006 was $18.1 million.  This compares to a net loss of $21.9 million (including $15.0 million from the non-cash deemed dividend to preferred stockholders that resulted from the beneficial conversion feature) in the fourth quarter of 2005, and $5.9 million in the first quarter of 2005.

*

Cash and marketable securities decreased by $11.0 million during the first quarter.  Changes were composed of $18.1 million of operating losses and $0.3 million in fixed asset additions and other items, offset by increases in accrued R&D expenses and accounts payable of $5.8 million, and $1.6 million of non-cash depreciation, amortization, and stock-based compensation expenses.

*

The balance sheet at the end of the first quarter of 2006 reflected $20.1 million of unrestricted cash, cash equivalents and marketable securities, compared to $31.2 million as of December 31, 2005, and $12.5 million as of March 31, 2005.  The Company’s initial public offering of 5,964,188 shares of common stock (including underwriter’s over-allotment option of 214,188 shares) in April 2006 resulted in net proceeds of approximately $53.1 million (after payment of underwriting discounts and commissions, as well as estimated offering expenses).

          FINANCIAL GUIDANCE

          Full Year 2006 financial results are expected to show total cash used from the Company’s operations to be approximately $60 million to $65 million. Total cash balance at December 31, 2006 is expected to be in the range of $20 million to $25 million, without taking into account the receipt of any proceeds from collaborations or partnerships that the Company may enter into in 2006.  Vanda anticipates that its current funds will be sufficient to complete and report the results from its ongoing iloperidone and VEC-162 Phase III clinical trials that are expected to be completed in the first half of 2007, and to continue additional development and clinical activities for its product candidates.

          Net loss for the year is expected to be between $70 million to $75 million, or approximately $4.38 to $4.69 per diluted common share.  Non-cash charges for 2006, consisting primarily of stock-based compensation expenses and depreciation and amortization, are expected to be approximately $8 million.  Per share figures were computed on a weighted average basis of 15,986,501 common shares outstanding at the end of the year.

          CONFERENCE CALL

          The Company has scheduled a conference call for today, Thursday, May 18, 2006 at 10:30 AM ET.  During the call, Mihael Polymeropoulos, M.D., President and CEO, and Steven Shallcross, Sr. Vice President and CFO, will discuss quarterly results and other corporate activities.  Investors can call 1-800-299-7098 (domestic) and 1-617-801-9715 (international) prior to the 10:30 AM start time and ask for the Vanda Pharmaceuticals conference call hosted by Dr. Polymeropoulos.  A replay of the call will be available on Thursday, May 18, 2006, beginning at 12:30 PM ET and will be accessible until Thursday, May 25, 2006, at 5:00 PM ET.  The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers.  The access number is 88406096.

          The conference call will be broadcast simultaneously on the Company’s Web site, http://www.vandapharma.com.  Investors should click on the Investor Relations tab and are advised to go to the Web site at least 15 minutes early to register, download, and install any necessary audio software.  The call will also be archived on the Vanda Web site for a period of 30 days, through June 16, 2006.

          NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Vanda’s plans for its product candidates.  Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” and similar expressions or words, identify forward-looking statements.   Such forward- looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.  Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, a failure of Vanda’s product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company’s products or to comply with ongoing regulatory requirements, a lack of acceptance of Vanda’s product candidates in the marketplace, or a failure to become or remain profitable, Vanda’s inability to obtain the capital necessary to fund its research and development activities, a loss of any of the company’s key scientists or management personnel, and other factors that are described in the “Risk Factors” section of Vanda’s final prospectus filed under Rule 424(b)(4) with the Securities and Exchange Commission in connection with Vanda’s initial public offering.  No forward-looking statements can be guaranteed and actual results may differ materially from such statements.  The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

          ABOUT VANDA PHARMACEUTICALS INC.:

          Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders.  The Company has three product candidates in clinical development.  Vanda’s lead product candidate, iloperidone, is a compound for the treatment of schizophrenia and bipolar disorder and is in a Phase III clinical trial for schizophrenia.  Vanda’s second product candidate, VEC-162, is a compound for the treatment of insomnia and depression which is currently in a Phase III clinical trial for insomnia.  Vanda’s third product candidate, VSF-173, is a compound for the treatment of excessive sleepiness and is ready for a Phase II clinical trial.   For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.

VANDA PHARMACEUTICALS INC
(A Development Stage Company)
STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended

	March 31, 2006	March 31, 2005

Revenue	$—	$—
	—	—
Operating Expenses:
Research and development	15,488,554	3,877,802
General and administrative	2,924,948	2,059,838
Total expenses	18,413,502	5,937,640
Loss from operations	(18,413,502)	(5,937,640)
Interest income	293,861	79,956
Interest expense	(2,809)	(9,795)
Other income (expense)	—	93
Total other income	291,052	70,254
Net loss before tax expense	(18,122,450)	(5,867,386)
Tax expense	—	—
Net loss	(18,122,450)	(5,867,386)
Beneficial conversion feature -- deemed dividend to preferred stockholders	—	—
Net loss applicable to common stockholders	$(18,122,450)	$(5,867,386)
Basic and diluted net loss per share applicable to common stockholders	$(385.61)	$(1,942.84)
Shares used in calculation of basic and diluted net loss per share	46,997	3,020

VANDA PHARMACEUTICALS INC
(A Development Stage Company)
BALANCE SHEETS (Unaudited)

	March 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$12,519,964	$21,012,815
Short-term investments	7,598,580	10,141,189
Prepaid expenses & other current assets	2,471,317	2,217,960
Total current assets	22,589,861	33,371,964
Property and equipment, net	1,328,303	1,110,576
Deposits	840,000	840,000
Restricted cash	430,230	430,230
Total assets	$25,188,394	$35,752,770
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,378,138	$2,254,897
Accrued expenses	7,156,400	2,528,091
Current portion of long-term debt	96,282	142,461
Deferred grant revenue	133,738	129,950
Deferred rent and other current liabilities	230,764	8,131
Total current liabilities	10,995,322	5,063,530
Deferred rent and other long term liabilities	130,346	24,433
Total liabilities	11,125,668	5,087,963
Stockholders’ equity:
Common stock, par value	100	99
Preferred stock	61,795,187	61,795,187
Capital in excess of par value	6,737,148	23,982,981
Accumulated other comprehensive loss	(17,851)	(17,609)
Deferred compensation	—	(18,766,443)
Deficit accumulated during the development stage	(54,451,858)	(36,329,408)
Total stockholders’ deficit	14,062,726	30,664,807
Total liabilities and stockholders’ equity	$25,188,394	$35,752,770

VANDA PHARMACEUTICALS INC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS (Unaudited)

	For the Three Months Ended

	March 31, 2006	March 31, 2005

Cash flows from operating activities:
Net loss	$(18,122,450)	$(5,867,386)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	120,235	113,133
Stock-based compensation	1,520,317	1,877,272
Loss on disposal of assets	29,528	—
Accretion of discount on investments	(92,261)	(5,335)
Changes in assets and liabilities:
Accounts receivable	—	(540)
Prepaid expenses and other current assets	(252,666)	(7,941)
Deposits	—	—
Accounts payable	1,122,758	(5,921)
Accrued expenses	4,627,273	301,252
Deferred grant revenue	—	—
Other liabilities	328,546	865
Net cash used in operating activities	(10,718,720)	(3,594,601)
Cash flows from investing activities:
Purchases of property and equipment	(358,048)	(36,145)
Purchases of short-term investments	(1,639,702)	(1,734,200)
Maturities of short-term investments	4,270,000	—
Investments in restricted cash	—	—
Net cash used in investing activities	2,272,250	(1,770,345)
Cash flows from financing activities:
Proceeds from borrowings on note payable	—	—
Principal payments on obligations under capital lease	(344)	(50,285)
Principal payments on note payable	(45,873)	(38,995)
Proceeds from issuance of preferred stock, net of issuance costs	—	—
Proceeds from exercise of stock options	294	—
Proceeds from issuance of common stock	—	—
Net cash provided by (used in) financing activities	(45,923)	(89,280)
Effect of foreign currency translation	(458)	(4,298)
Net increase (decrease) in cash and cash equivalents	(8,492,851)	(5,458,524)
Cash and cash equivalents, beginning of period	21,012,815	16,259,774
Cash and cash equivalents, end of period	$12,519,964	$10,801,250

SOURCE  Vanda Pharmaceuticals Inc.
          -0-                                                                       05/18/2006
          /CONTACT:  Steven A. Shallcross, Senior Vice President, Chief Financial
Officer and Treasurer of Vanda Pharmaceuticals Inc., +1-240-599-4500,
sshallcross@vandapharma.com/
          /Web site:  http://www.vandapharma.com /